LINEAR TECHNOLOGY CORPORATION

                      ROBERT C. DOBKIN EMPLOYMENT AGREEMENT

         This Agreement is made by and between Linear Technology Corporation (the "Company") and Robert C. Dobkin ("Executive").

         1. Duties and Scope of Employment.

                  (a) Position; Agreement Commencement Date; Duties. Executive's coverage under this Agreement shall commence upon the date this Agreement has been signed by both parties hereto (the "Agreement Commencement Date"). Following the Agreement Commencement Date, Executive shall continue to serve as Vice President, Engineering and Chief Technical Officer, reporting to the Chief Executive Officer. The period of Executive's employment hereunder is referred to herein as the "Employment Term." During the Employment Term, Executive shall render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the Chief Executive Officer.

                  (b) Obligations. During the Employment Term, Executive shall devote his full business efforts and time to the Company. Executive agrees, during the Employment Term, not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board of Directors of the Company (the "Board"); provided, however, that Executive may serve in any capacity with any civic, educational or charitable organization, or as a member of corporate Boards of Directors or committees thereof, without the approval of the Board, unless such service involves a conflict of interest with the Company's business.

                  (c) Employee Benefits. During the Employment Term, Executive shall be eligible to participate in the employee benefit plans maintained by the Company that are applicable to other senior management to the full extent provided for under those plans.

         2. At-Will Employment. Executive and the Company understand and acknowledge that Executive's employment with the Company constitutes "at-will" employment. Subject to the Company's obligation to provide severance benefits as specified herein, Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option either of the Company or Executive.

         3. Compensation.

                  (a) Base Salary. While employed by the Company, the Company shall pay the Executive as compensation for his services a base salary at the annualized rate of $280,000 (the "Base Salary"). Such salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual, required withholding. Executive's Base Salary shall be reviewed annually by the Compensation Committee of the Board for possible adjustments in light of Executive's performance and competitive data.

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                  (b)  Bonuses.  Executive  shall be  eligible  to earn a target bonus under the Company's 1996 Senior Executive Bonus Plan as specified annually by the Compensation Committee of the Board and will also be eligible to participate in the Key Employee Incentive Bonus Plan (the target amounts under these plans, added together, are referred to herein as the "Target Bonus").

                  (c) Severance Prior to a Change of Control. If, at any time prior to a Change of Control (as defined herein), Executive's employment with the Company terminates due to (i) a voluntary termination for "Good Reason" (as defined herein) where the grounds for the Good Reason are not cured by the Company within 90 days following receipt of written notice specifying the grounds from Executive, or (ii) an involuntary termination by the Company other than for "Cause" (as defined herein), then, subject to Executive executing and not revoking a standard form of mutual release of claims with the Company and not breaching the terms of Section 11 hereof, (i) all of Executive's Company stock options and restricted stock shall immediately accelerate vesting as to the amount of shares as would have vested had Executive remained employed by the Company an additional six months, (ii) Executive shall receive continued payments of six month's Base Salary plus 50% of his Target Bonus, less applicable withholding, in accordance with the Company's standard payroll practices (the "Severance Payment"), (iii) the Company shall pay the group health and dental plan continuation coverage premiums for Executive and his covered dependents under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended ("COBRA") for the lesser of (A) six (6) months from the date of Executive's termination of employment, or (B) the date upon which Executive and his covered dependents are covered by similar plans of Executive's new employer (the "COBRA Coverage").

         For purposes of this Agreement, "Cause" shall mean (i) an act of personal dishonesty taken by Executive in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of Executive, (ii) Executive being convicted of, or plea of nolo contendere to, a felony, (iii) a willful act by Executive which constitutes gross misconduct and which is injurious to the Company, (iv) following delivery to Executive of a written demand for performance from the Company which describes the basis for the Company's reasonable belief that Executive has not substantially performed his duties, continued violations by Executive of Executive's obligations to the Company which are demonstrably willful and deliberate on Executive's part.

         For purposes of this Agreement, "Good Reason" means, without Executive's express consent, (i) a material reduction of Executive's duties, title, authority or responsibilities, relative to Executive's duties, title, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Executive of such reduced duties, title, authority or responsibilities (ii) a material reduction, of the facilities and perquisites (including office space and location) available to Executive immediately prior to such reduction, other than a reduction generally applicable to all senior management of the Company; (iii) a reduction by the Company in the Base Salary of Executive as in effect immediately prior to such reduction (other than a reduction that generally applies to Company employees); (iv) a material reduction by the Company in the aggregate level of employee benefits, including Target Bonuses, to which Executive was entitled immediately prior to such reduction with the result that Executive's aggregate benefits package is materially reduced(other than a reduction that generally applies to Company employees); (v) the relocation of Executive to a facility or a location more than thirty-five (35) miles from Executive's then present location; or

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(vi) any act or set of facts or circumstances which would, under California case law or statute constitute a constructive termination of Executive.

          For purposes of this Agreement, "Change of Control" shall mean the occurrence of any of the following events in either a single transaction or a series of related transactions:

                  (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                  (ii) The consummation of the sale or disposition by the Company of all or substantially all the Company's assets; or

                  (iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                  (iv) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either
(A) are directors of the Company as of the date upon which this Agreement was entered into, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii), or (iii) above, or in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

         (d) The Executive shall not be required to mitigate the value of any severance benefits contemplated by this section, nor shall any such benefits be reduced by any earnings or benefits that the Executive may receive from any other source; provided, however, that if Executive receives severance benefits hereunder, he expressly waives the right to receive severance benefits under any other severance plan or policy of the Company.

         (e) Severance on or Following a Change of Control. If, on or after a Change of Control (as defined herein), Executive's employment with the Company terminates due to (i) a voluntary termination for "Good Reason" (as defined herein) where the grounds for the Good Reason are not cured by the Company within 30 days following receipt of written notice specifying the grounds from Executive, or (ii) an involuntary termination by the Company other than for "Cause" (as defined herein), then, subject to Executive executing and not revoking a standard form of mutual release of claims with the Company and not breaching the terms of Section 11 hereof, (i) all of Executive's Company stock options and restricted stock shall immediately accelerate vesting as to 50% of the then unvested shares, (ii) Executive shall receive continued payments of one year's Base Salary plus 50% of his Target Bonus, less applicable withholding, in accordance with the Company's standard payroll practices (the "Severance
Payment"),  (iii) the  Company  shall  pay

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

the group health and dental plan continuation coverage premiums for Executive and his covered dependents under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended ("COBRA") for the lesser of (A) twelve
(12) months from the date of Executive's termination of employment, or (B) the date upon which Executive and his covered dependents are covered by similar plans of Executive's new employer (the "COBRA Coverage").

                  The Executive shall not be required to mitigate the value of any severance benefits contemplated by this section, nor shall any such benefits be reduced by any earnings or benefits that the Executive may receive from any other source; provided, however, that if Executive receives severance benefits hereunder, he expressly waives the right to receive severance benefits under any other severance plan or policy of the Company.

                  (f) Voluntary Termination Other than for Good Reason; Involuntary Termination for Cause. In the event that Executive terminates his employment voluntarily other than for Good Reason or is involuntarily terminated by the Company for Cause, then all vesting of Executive's stock options and restricted stock shall terminate immediately and all payments of compensation by the Company to Executive hereunder shall immediately terminate (except as to amounts already earned).

         4. Death or Total Disability of Executive.

                  (a) Death. Upon Executive's death while Executive is an employee or consultant of the Company, then (i) employment hereunder shall automatically terminate, (ii) all of Executive's Company stock options and restricted stock shall immediately accelerate vesting as to 50% of the then unvested shares, and all subsequent vesting of Executive's stock options and restricted stock shall terminate immediately, and (iii) all payments of compensation by the Company to Executive hereunder shall immediately terminate (except as to amounts already earned).

                  (b) Disability. Upon Executive's becoming permanently and totally disabled (as defined in accordance with Internal Revenue Code Section 22(e)(3) or its successor provision) while Executive is an employee or consultant of the Company, then employment hereunder shall automatically terminate and all payments of compensation by the Company to Executive hereunder shall immediately terminate (except as to amounts already earned), and all vesting of Executive's stock options and restricted stock shall terminate immediately.

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

         5. Golden Parachute Excise Taxes.

                  (a) Parachute Payments of Less than 3.59 x Base Amount. In the event that the benefits provided for in this agreement or otherwise payable to Executive (a) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), (b) would be subject to the excise tax imposed by Section 4999 of the Code, and (c) the aggregate value of such parachute payments, as determined in accordance with
Section 280G of the Code and the proposed Treasury Regulations thereunder (or the final Treasury Regulations, if they have then been adopted) is less than the product obtained by multiplying 3.59 by Executive's "base amount" within the meaning of Code Section 280G(b)(3), then such benefits shall be reduced to the extent necessary (but only to that extent) so that no portion of such benefits will be subject to excise tax under Section 4999 of the Code.

                  (b)  Parachute  Payments  Equal to or Greater than 3.59 x Base
Amount. In the event that the benefits provided for in this agreement or otherwise payable to Executive (a) constitute "parachute payments" within the meaning of Section 280G of the Code, (b) would be subject to the excise tax imposed by Section 4999 of the Code, and (c) the aggregate value of such parachute payments, as determined in accordance with Section 280G of the Code and the proposed Treasury Regulations thereunder (or the final Treasury Regulations, if they have then been adopted) is equal to or greater than the product obtained by multiplying 3.59 by Executive's "base amount" within the meaning of Code Section 280G(b)(3), then the Executive shall receive (i) a payment from the Company sufficient to pay such excise tax, plus (ii) an additional payment from the Company sufficient to pay the excise tax and federal and state income and employment taxes arising from the payments made by the Company to Executive pursuant to this sentence.

                  (c) 280G Determinations. Unless the Company and the Executive otherwise agree in writing, the determination of Executive's excise tax liability and the amount required to be paid or reduced under this Section 5 shall be made in writing by the Company's independent auditors who are primarily used by the Company immediately prior to the Change of Control (the "Accountants"). For purposes of making the calculations required by this Section 5, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 5.

         6. Assignment. This Agreement shall be binding upon and inure to the benefit of (a) the heirs, beneficiaries, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive. Any attempted

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assignment,  transfer, conveyance or other disposition (other than as aforesaid)
of any interest in the rights of Executive to receive any form of compensation hereunder shall be null and void.

         7. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if (i) delivered personally or by facsimile, (ii) one (1) day after being sent by Federal Express or a similar commercial overnight service, or (iii) three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

         If to the Company:             Linear Technology Corporation
                                        720 Sycamore Drive
                                        Milpitas, CA  95035
                                        Attn: General Counsel

         If to Executive:               Robert C. Dobkin
                                        at the last residential address
                                        known by the Company.

         8. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         9. Entire Agreement. This Agreement, the Confidential Information and Invention Assignment Agreement previously entered into by and between the Company and Executive and the indemnification agreement previously entered into by and between the Company and Executive represent the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersede and replace any and all prior agreements and understandings concerning Executive's employment relationship with the Company.

         10. Dispute Resolution.

                  (a) The parties shall first meet to settle any dispute through good faith negotiation or non-binding mediation. If not settled by good faith negotiation or non-binding mediation between the parties within 30 days from the date one party requests in writing to meet the other party, then to the extent permitted by law, any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be finally settled by binding arbitration to be held in Santa Clara County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be confidential, final, conclusive and binding on the parties to the arbitration. Judgment may be entered under a protective order on the arbitrator's decision in any court having jurisdiction. The Company shall pay all costs of any mediation or arbitration; provided, however, that each party shall pay its own attorney and advisor fees.

                  (b) The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Executive hereby

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

expressly consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

                  (c) Executive understands that nothing in Section 10 modifies Executive's at-will status. Either the Company or Executive can terminate the employment relationship at any time, with or without cause.

                  (d) EXECUTIVE HAS READ AND UNDERSTANDS SECTION 10, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES, TO THE EXTENT PERMITTED BY LAW, TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP.

         11. Covenants Not to Compete and Not to Solicit.

                  (a) Covenant Not to Compete. If and only if Executive receives severance benefits under either Section 3(c) or 3(d) hereof, then Executive agrees that, until the end of the six or twelve month severance benefits period, as applicable, following the date of his termination of employment with the Company for any reason or no reason, Executive will not directly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages or participates anywhere in the world in providing goods and services similar to those provided by the Company upon the date of Executive's termination of employment. Ownership of less than 3% of the outstanding voting stock of a corporation or other entity will not constitute a violation of this provision. The Company agrees not to unreasonably withhold consent from Executive to engage in any activity that is not competitive with the Company.

                  (b) Covenant Not to Solicit. If and only if Executive receives severance benefits under either Section 3(c) or 3(d) hereof, then Executive agrees that he will not, at any time during the six or twelve month severance benefits period, as applicable, following his termination date, directly or indirectly solicit any individuals to leave the Company's employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company and its current or prospective employees.

                  (c) Representations. The parties intend that the covenants contained in Section 11(a) and (b) shall be construed as a series of separate covenants, one for each county, city and state (or analogous entity) and country of the world. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants, or any part thereof, then such unenforceable covenant, or such part thereof, shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants, or portions thereof, to be enforced.

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

                  (d)  Reformation.  In the event  that the  provisions  of this
Section 11 should ever be deemed to exceed the time or geographic limitations, or scope of this covenant, permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations, as the case may be, permitted by applicable laws.

                  (e) Reasonableness of Covenants.  Executive represents that he
(i) is familiar with the covenants not to compete and solicit, and (ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

                  (f) Remedy for Breach by Executive. In the event Executive breaches his obligations under this Section 11, the sole remedy shall be that the Company may thereafter discontinue providing the severance benefits under
Section 3(c) or 3(d) hereof that Executive would otherwise receive.

         12. No Oral Modification, Cancellation or Discharge. This Agreement may only be amended, canceled or discharged in writing signed by Executive and the Chairman of the Board.

         13. Withholding. The Company shall be entitled to withhold, or cause to be withheld, from payment any amount of withholding taxes required by law with respect to payments made to Executive in connection with his employment hereunder.

         14. Governing Law. This Agreement shall be governed by the laws of the State of California.

         15. Effective Date. This Agreement is effective upon the date it has been executed by both parties.

         16. Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.


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


         IN WITNESS WHEREOF, the undersigned have executed this Agreement:


LINEAR TECHNOLOGY CORPORATION


------------------------------------------
Thomas Volpe



EXECUTIVE


------------------------------------------
Robert C. Dobkin


Date:__________________, 2001